Exhibit 10.17.3

AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (this “Amendment”), is entered into as of January 29, 2016, by and among (a) QUANTERIX CORPORATION, a Delaware corporation (“Borrower”), (b) the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (as defined below) (collectively referred to as “Lender”), and (c) HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent for itself and the Lender (in such capacity, “Agent”).

WHEREAS, Borrower, Lender and Agent are parties to a certain Loan and Security Agreement dated as of April 14, 2014, as amended by that certain Amendment No. 1 to Loan and Security Agreement dated as of March 4, 2015 (as the same may from time to time be further amended, modified or supplemented in accordance with its terms, the “Loan Agreement”); and

WHEREAS, in accordance with Section 11.3 of the Loan Agreement, Borrower, Lender and Agent desire to amend the Loan Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual agreements contained in the Loan Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Defined Terms. Terms not otherwise defined herein which are defined in the Loan Agreement shall have the same respective meanings herein as therein.

2.                                      Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 3 of this Amendment, the Loan Agreement is hereby amended as follows:

(a)                                 The Loan Agreement shall be amended by (i) deleting “and” at the end of Recital A, (ii) changing “.” to “;” at the end of Recital B; and (iii) inserting the following new provisions to appear as Recitals C and D thereof:

“                                          C.                                    Borrower has requested Lender to make available to Borrower two (2) term loans (each a “2016 Term Loan Advance” and collectively the “2016 Term Loan Advances”) in an aggregate principal amount of up to Five Million Dollars ($5,000,000) (the “2016 Maximum Term Loan Amount”); and

D.                                    Lender is willing to make the 2016 Term Loan Advances on the terms and conditions set forth in this Agreement.”

(b)                                 The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 1.1 (Definitions and Rules of Construction) thereof:

“                                          “2016 Amortization Date” means July 1, 2016; provided, however, that if the 2016 Amortization Milestone Event occurs prior to June 30, 2016, the 2016 Amortization Date shall be January 1, 2017.”

“                                          “2016 Amortization Milestone Event” means confirmation by Agent that Borrower has received, after the 2016 Closing Date but prior to June 30, 2016, unrestricted and unencumbered (other than restrictions and encumbrances permitted by the Loan Documents) gross cash proceeds in an amount of at least Twenty Million Dollars ($20,000,000.00) from the issuance and sale by Borrower of its equity securities with investors reasonably acceptable to Agent, milestone payments related to strategic partnerships, and grants, or a combination thereof.”

“                                          “2016 Closing Date” is January 29, 2016.”

“                                          “2016 Draw Period” means the period commencing the day after the 2016 Closing Date and ending on the earlier to occur of (i) April 30, 2016, and (ii) an Event of Default.”

“                                          “2016 End of Term Charge” means a charge equal to four percent (4%) of the aggregate original principal amount of all 2016 Term Loan Advances extended by Lender, provided that, if the 2016 Amortization Milestone Event does not occur prior to June 30, 2016, the 2016 End of Term Charge shall be a charge equal to six percent (6%) of the aggregate original principal amount of all 2016 Term Loan Advances extended by Lender.”

“                                          “2016 Maximum Term Loan Amount” is defined in Recital C hereof.”

“                                          “2016 Term Loan Advance” and “2016 Term Loan Advances” are each defined in Recital C hereof.”

“                                          “2016 Term Loan Maturity Date” means February 1, 2018.”

“                                          “2016 Tranche A Amount” has the meaning given to it in Section 2.1.1(a).”

“                                          “2016 Tranche B Amount” means (a) Five Million Dollars ($5,000,000.00), minus (b) the 2016 Tranche A Amount.”

(c)                                  The following definitions appearing in Section 1.1 thereof are amended in their entirety and replaced with the following:

“                                          “Advance(s)” means a Term Loan Advance and/or a 2016 Term Loan Advance, as applicable.”

“                                          “Amortization Date” means July 1, 2016; provided, however, that if the 2016 Amortization Milestone Event occurs prior to June 30, 2016, the Amortization Date shall be January 1, 2017.”

“                                          “End of Term Charge” means a charge equal to four percent (4%) of the aggregate original principal amount of all Term Loan Advances extended by Lender, provided that, if the 2016 Amortization Milestone Event does not occur prior to June 30, 2016, the End of Term Charge shall be a charge equal to six percent (6%) of the aggregate original principal amount of all Term Loan Advances extended by Lender.”

“                                          “Note(s)” means a promissory note or promissory notes to evidence Lender’s Loans.”

“                                          “Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance or a 2016 Term Loan Advance to the Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1.”

“                                          “Term Loan Maturity Date” means February 1, 2018.”

“                                          “Warrant” means, collectively, all warrants to purchase shares of capital stock of Borrower issued to Lender or Agent by the Borrower, as amended, restated, supplemented or otherwise modified from time to time.”

(d)                                 The second sentence set forth in Section 2.1(d) (Payment) is amended in its entirety and replaced with the following:

“Commencing on the Amortization Date, and continuing on the first (1st) Business Day of each month thereafter, Borrower shall repay the aggregate principal balance of Term Loan Advances that are outstanding on the day immediately preceding the Amortization Date in equal monthly installments of principal and interest (mortgage style) based upon an amortization schedule equal to twenty-seven (27) months beginning on the Amortization Date and continuing on the first (1st) Business Day of each month thereafter until the Secured Obligations are repaid. “

(e)                                  The Loan Agreement is amended by inserting the following new provision to appear as Section 2.1.1 (2016 Term Loan) thereof:

“                                          2.1.1                     2016 Term Loan.

(a)                                 Advances. Subject to the terms and conditions of this Agreement, Lender will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, and Borrower agrees to draw, an initial 2016 Term Loan Advance on the 2016 Closing Date in a principal amount of at least Three Million Dollars ($3,000,000) but not exceeding Five Million Dollars ($5,000,000) (the amount of principal advanced is hereinafter referred to as the “2016 Tranche A Amount”). During the 2016 Draw Period, Borrower may request one (1) additional 2016 Term Loan Advance in an amount of up to the 2016 Tranche B Amount. The aggregate outstanding 2016 Term Loan Advances shall not exceed the 2016 Maximum Term Loan Amount. Proceeds of any Advance shall be deposited into an account that is subject to a perfected security interest in favor of Agent perfected by a control agreement.

(b)                                 Advance Request. To obtain a 2016 Term Loan Advance, Borrower shall complete, sign and deliver to Agent an Advance Request (at least five (5) Business Days before the Advance Date). Lender shall fund the 2016 Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such 2016 Term Loan Advance contained in Section 4 is satisfied as of the requested Advance Date.

(c)                                  Interest. The principal balance of each 2016 Term Loan Advance shall bear interest thereon from such Advance Date at the Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The Term Loan Interest Rate will float and change on the day the Prime Rate changes from time to time.

(d)                                 Payment. Borrower will pay interest on each 2016 Term Loan Advance on the first (1st) Business Day of each month, beginning the month after the Advance Date. Commencing on the 2016 Amortization Date, and continuing on the first (1st) Business Day of each month thereafter, Borrower shall repay the aggregate principal balance of 2016 Term Loan Advances that are outstanding on the day immediately preceding the 2016 Amortization Date in equal monthly installments of principal and interest (mortgage style) based upon an amortization schedule equal to twenty-seven (27) months beginning on the 2016 Amortization Date and continuing on the first (lst) Business Day of each month thereafter until the Secured Obligations with respect to the 2016 Term Loan Advances are repaid. After any change in the effective rate hereunder, Agent shall recalculate future payments of principal and interest to fully amortize the outstanding principal amount over the remaining scheduled monthly payments hereunder prior to the 2016 Term Loan Maturity Date. The entire principal balance of the 2016 Term Loan Advances and all accrued but unpaid interest hereunder, and all other Secured Obligations with respect to the 2016 Term Loan Advances, shall be due and payable on

2016 Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization on each payment date of all periodic obligations payable to Lender under each 2016 Term Loan Advance. Once repaid, a 2016 Term Loan Advance or any portion thereof may not be reborrowed.”

(f)                                   The last sentence set forth in Section 2.2 (Maximum Interest) is amended in its entirety and replaced with the following:

“If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lender an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal amount of the Advances; second, after all principal is repaid, to the payment of Lender’s accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.”

(g)                                  The last two sentences set forth in Section 2.3 (Default Interest) are amended in their entirety and replaced with the following:

“In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.1(c) or Section 2.1.1(c), as applicable, plus three and one half of one percent (3.5%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.1(c) or Section 2.1.1(c), as applicable.”

(h)                                 Section 2.4 (Prepayment) is amended in its entirety and replaced with the following:

“                                          2.4                               Prepayment. At its option upon at least seven (7) Business Days prior notice to Agent, Borrower may prepay all, or any portion, of the outstanding Advances by paying the entire principal balance or a portion thereof, all accrued and unpaid interest on the portion prepaid, all unpaid Agent’s and Lender’s fees and expenses accrued to the date of the repayment (including the End of Term Charge and the 2016 End of Term Charge), together with a prepayment charge on the portion prepaid equal to the following percentage of the Term Loan Advance amount being prepaid: if such Term Loan Advance amounts are prepaid in any of the first twelve (12) months following the Closing Date, three percent (3.00%); after twelve (12) months but prior to twenty four (24) months, two percent (2.00%); and thereafter, one percent (1.00%) (each, a “Prepayment Charge”). Borrower agrees that the Prepayment Charge is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances. Upon the occurrence of a Change in Control, Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and all unpaid Agent’s and Lender’s fees and expenses accrued to the date of the repayment (including the End of Term Charge and the 2016 End of Term Charge) together with the applicable Prepayment Charge.”

(i)                                     Section 2.5 (End of Term Charge) is amended in its entirety and replaced with the following:

“                                          2.5                               End of Term Charge. On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender the End of Term Charge. Notwithstanding the required payment date of the End of Term Charge, it shall be deemed earned by Lender as of the Closing Date. In addition, on the earliest to occur of (i) the 2016 Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender the 2016 End of Term Charge. Notwithstanding the required payment date of the 2016 End of Term Charge, it shall be deemed earned by Lender as of the 2016 Closing Date.”

(j)                                    Section 2.7 (Pro Rata Treatment) is amended in its entirety and replaced with the following:

“                                          2.7                               Pro Rata Treatment. Each payment (including prepayment) on account of any fee and any reduction of the Term Loan Advances or the 2016 Term Loan Advances, as applicable, shall be made pro rata according to the Term Commitments of the relevant Lender.”

(k)                                 The first sentence set forth in Section 4 (Conditions Precedent to Loan) is amended in its entirety and replaced with the following:

“The obligation of Lender to make the Advances hereunder is subject to the satisfaction by Borrower of the following conditions:”

(1)                                 Section 4.2 (All Advances) is amended by deleting subsection (a) in its entirety and replacing it with the following:

“                                          (a)                                 Agent shall have received (i) an Advance Request for the relevant Advance as required by Section 2.1(b) or Section 2.1.1(b), as applicable, duly executed by Borrower’s Chief Executive Officer or Chief Financial Officer, and (ii) any other documents Agent may reasonably request.”

(m)                             Schedule 1.1 (Commitments) is amended in its entirety and replaced with the Schedule 1.1 appearing as Exhibit A attached hereto.

3.                                      Conditions to Effectiveness. Agent, Lender and Borrower agree that this Amendment shall become effective upon the satisfaction of the following conditions precedent, each in form and substance satisfactory to Agent:

(a)                                 Agent shall have received a fully-executed counterpart of this Amendment signed by Borrower, and such other documents, agreements and certificates required by Agent in connection with this Amendment, each in form and substance satisfactory to Agent;

(b)                                 Borrower shall have paid to Agent, for the account of Lender, a non-refundable facility fee in the amount of $37,500.00, which fee shall be fully earned as of the date hereof; and

(c)                                  Agent shall have received payment for all fees and expenses incurred by Agent and Lender in connection with this Amendment, including, but not limited to, all legal fees and expenses.

4.                                      Representations and Warranties. The Borrower hereby represents and warrants to Agent and Lender as follows:

(a)                                 Representations and Warranties in the Agreement. The representations and warranties of Borrower set forth in Section 5 of the Loan Agreement are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(b)                                 Authority, Etc. The execution and delivery by Borrower of this Amendment and the performance by Borrower of all of its agreements and obligations under the Loan Agreement and the other Loan Documents, as amended hereby, are within the corporate authority of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower. With respect to Borrower, the execution and delivery by Borrower of this Amendment does not and will not require any registration with, consent or approval of, or notice to any Person (including any governmental authority).

(c)                                  Enforceability of Obligations. This Amendment, the Loan Agreement and the other Loan Documents, as amended hereby, constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, general equitable principles or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(d)                                 No Default. Before and after giving effect to this Amendment (i) no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default, and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

(e)                                  Event of Default. By its signature below, Borrower hereby agrees that it shall constitute an Event of Default if any representation or warranty made herein should be false or misleading in any material respect when made.

5.                                      Reaffirmations. Except as expressly provided in this Amendment, all of the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect. Nothing contained in this Amendment shall in any way prejudice, impair or affect any rights or remedies of Agent or Lender under the Loan Agreement and the other Loan Documents. Except as specifically amended hereby, Borrower hereby ratifies, confirms, and reaffirms all covenants contained in the Loan Agreement and the other Loan Documents. The Loan Agreement, together with this Amendment, shall be read and construed as a single agreement. All references in the Loan Documents to the Loan Agreement or any other Loan Document shall hereafter refer to the Loan Agreement or any other Loan Document as amended hereby.

6.                                      Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but which together shall constitute one instrument.

7.                                      Miscellaneous.

(a)                                 THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, EXCLUDING CONFLICT OF LAWS PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.

(b)                                 The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

(c)                                  This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(d)                                 Any determination that any provision of this Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment.

(e)                                  The provisions of Section 11 of the Loan Agreement, not otherwise addressed in this Amendment, shall be deemed incorporated by reference, mutatis mutandis.

IN WITNESS WHEREOF, Borrower, Agent and Lender have duly executed and delivered this Amendment as of the day and year first above written.

BORROWER:

QUANTERIX CORPORATION

	Signature:	/s/ Ernest Orticerio
	Print Name:	Ernest Orticerio
	Title:	Chief Financial Officer, Secretary &
V.P. Operations

Accepted in Palo Alto, California:

AGENT:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

	Signature:	/s/ Jennifer Choe
	Print Name:	Jennifer Choe
	Title:	Assistant General Counsel

LENDER:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

	Signature:	/s/ Jennifer Choe
	Print Name:	Jennifer Choe
	Title:	Assistant General Counsel

HERCULES CAPITAL FUNDING TRUST 2014-1

By: Hercules Technology Growth Capital, Inc., its servicer

	Signature:	/s/ Jennifer Choe
	Print Name:	Jennifer Choe
	Title:	Assistant General Counsel

EXHIBIT A

SCHEDULE 1.1

COMMITMENTS

TERM COMMITMENT
LENDER	(Term Loan Advances)
Hercules Capital Funding Trust 2014-1	$10,000,000
TOTAL COMMITMENTS	$10,000,000

TERM COMMITMENT
LENDER	(2016 Term Loan Advances)
Hercules Technology Growth Capital, Inc.	$5,000,000
TOTAL COMMITMENTS	$5,000,000